    As filed with the Securities and Exchange Commission on February 9, 2001
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------
                          BLUE MARTINI SOFTWARE, INC.
             (Exact Name of Registrant As Specified in Its Charter)
                                ---------------

                  Delaware                                       94-3319751
        (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                               2600 Campus Drive
                          San Mateo, California 94403
                                 (650) 356-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                           2000 Equity Incentive Plan
                            (Full Title of the Plan)
                                ---------------
                       2000 Employee Stock Purchase Plan
                            (Full Title of the Plan)
                                ---------------
                 2000 Non-Employee Directors' Stock Option Plan
                            (Full Title of the Plan)
                                ---------------
                                  Monte Zweben
                Chairman, President and Chief Executive Officer
                          Blue Martini Software, Inc.
                               2600 Campus Drive
                          San Mateo, California 94403
                                 (650) 356-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies To:
                             Mark P. Tanoury, Esq.
                               Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                          Palo Alto, California 94306
                                 (650) 843-5000
                                ---------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------
                                                            Proposed
                                              Proposed      Maximum
                                              Maximum      Aggregate
   Title of Securities       Amount to     Offering Price   Offering      Amount of
    to be Registered      be Registered(1)  Per Share(2)    Price(1)   Registration Fee
---------------------------------------------------------------------------------------
Shares reserved for
 future issuance
 pursuant to outstanding
 options under the 2000
 Equity Incentive Plan
 (the "2000 EIP").......     10,378,225       $10.2188    $106,053,006     $26,513
---------------------------------------------------------------------------------------
Shares reserved for
 future issuance
 pursuant to the 2000
 Employee Stock Purchase
 Plan (the "2000
 ESPP").................      1,724,102       $ 8.6860    $ 14,975,550     $ 3,744
---------------------------------------------------------------------------------------
Shares reserved for
 future issuance
 pursuant to the 2000
 Non-Employee Directors'
 Stock Option Plan (the
 "Directors' Plan").....        172,410       $10.2188    $  1,761,823     $   440
---------------------------------------------------------------------------------------
  Totals................     12,274,737            --     $122,790,379     $30,697
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the 2000 EIP, the 2000 ESPP or the Directors' Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on February 7, 2001, in accordance with Rule 457(c) of the Securities Act.

                                ---------------

   This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 10,378,225 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Equity Incentive Plan,
(ii) 1,724,102 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Employee Stock Purchase Plan and (iii) 172,410 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Non-Employee Directors' Stock Option Plan.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                      REGISTRATION STATEMENTS ON FORM S-8

   The contents of the Registration Statement on Form S-8 (No. 333-42388) are incorporated by reference herein.

                                    EXHIBITS

 Exhibit
 Number  Description
 ------- -----------

         Fourth Amended and Restated Certificate of Incorporation of the
  3.1    Registrant.(1)

  3.2    Amended and Restated Bylaws of the Registrant(2)

  4.1    Specimen Stock Certificate.(3)

  5.1    Opinion of Cooley Godward LLP.(2)

 23.1    Consent of KPMG LLP.(2)

         Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
 23.2    Registration Statement.

 24.1    Power of Attorney is contained on the signature pages.

 99.1    2000 Equity Incentive Plan.(3)

 99.2    2000 Non-employee Directors' Stock Option Plan.(3)

 99.3    2000 Employee Stock Purchase Plan.(3)

--------
(1) Incorporated by reference to the Registrant's Form 10-Q for the quarterly period ended June 30, 2000.
(2) Filed herewith.
(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-36062), as amended.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on February 9, 2001.

                                          Blue Martini, Inc.

                                                     /s/ Monte Zweben
                                          By:__________________________________
                                                       Monte Zweben
                                                  Chairman, President and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monte Zweben and John E. Calonico, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Monte Zweben              Chairman, President and     February 9, 2001
______________________________________  Chief Executive Officer
             Monte Zweben
                                       (Principal Executive
                                        Officer)

    /s/ John E. Calonico, Jr.          Vice President and Chief    February 9, 2001
______________________________________  Financial Officer
        John E. Calonico, Jr.
                                       (Principal Financial and
                                        Accounting Officer)

       /s/ James C. Gaither            Director                    February 9, 2001
______________________________________
           James C. Gaither

      /s/ A. Michael Spence            Director                    February 9, 2001
______________________________________
          A. Michael Spence

      /s/ Andrew W. Verhalen           Director                    February 9, 2001
______________________________________
          Andrew W. Verhalen

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Edward H. Vick             Director                    February 9, 2001
______________________________________
            Edward H. Vick

      /s/ William F. Zuendt            Director                    February 9, 2001
______________________________________
          William F. Zuendt

                                 EXHIBIT INDEX

 Exhibit
 Number  Description
 ------- -----------
   3.1   Fourth Amended and Restated Certificate of Incorporation of the
         Registrant.(1)

   3.2   Amended and Restated Bylaws of the Registrant(2)

   4.1   Specimen Stock Certificate.(3)

   5.1   Opinion of Cooley Godward LLP.(2)

  23.1   Consent of KPMG LLP.(2)

  23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
         Registration Statement.

  24.1   Power of Attorney is contained on the signature pages.

  99.1   2000 Equity Incentive Plan.(3)

  99.2   2000 Non-employee Directors' Stock Option Plan.(3)

  99.3   2000 Employee Stock Purchase Plan.(3)

--------
(1) Incorporated by reference to the Registrant's Form 10-Q for the quarterly period ended June 30, 2000.
(2) Filed herewith.
(3) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-36062), as amended.